Exhibit 99.2

Sonus Networks, Inc.

Supplementary  Financial and Operational Data

$(000s)	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
Revenue
Product	45,140	167,272	45,825	40,712	42,939	37,796	153,326	45,809	33,520	32,586	41,411
Services	25,602	109,461	30,328	27,387	26,254	25,492	100,808	29,327	23,529	25,024	22,928
Total Revenue	70,742	276,733	76,153	68,099	69,193	63,288	254,134	75,136	57,049	57,610	64,339

SBC/DSC Revenue
Product	26,171	97,431	32,161	21,311	20,449	23,510	67,641	20,573	20,394	13,523	13,151
SBC/DSC as % Total Product Revenue	58%	58%	70%	52%	48%	62%	44%	45%	61%	41%	32%
Services	8,097	32,491	9,437	8,030	8,559	6,465	19,945	5,516	5,051	5,566	3,812
SBC/DSC Revenue	34,268	129,922	41,598	29,341	29,008	29,975	87,586	26,089	25,445	19,089	16,963
SBC/DSC as % Total Revenue	48%	47%	55%	43%	42%	47%	34%	35%	45%	33%	26%

% of Total Revenue	Q114	FY13	Q413	Q313	Q213	Q113	FY12	Q412	Q312	Q212	Q112
Revenue
Product	64%	60%	60%	60%	62%	60%	60%	61%	59%	57%	64%
Services	36%	40%	40%	40%	38%	40%	40%	39%	41%	43%	36%

SBC/DSC Revenue
Product	76%	75%	77%	73%	70%	78%	77%	79%	80%	71%	78%
Services	24%	25%	23%	27%	30%	22%	23%	21%	20%	29%	22%

Revenue by Geography
Domestic	73%	69%	66%	66%	74%	69%	68%	51%	76%	73%	75%
International	27%	31%	34%	34%	26%	31%	32%	49%	24%	27%	25%

% of Product Revenue	Q114	FY13	Q413	Q313	Q213	Q113	FY12		Q412		Q312		Q212		Q112
Revenue by Channel
Direct	82%	80%	81%	73%	84%	83%		*		*		*		*		*
Indirect	18%	20%	19%	27%	16%	17%		*		*		*		*		*

Operating Statistics	Q114	FY13	Q413	Q313	Q213	Q113	FY12		Q412	Q312		Q212		Q112
10% Customers
Number of 10% customers	1	1	1	1	2	2	1		1	1		1		3
Name of 10% customers	AT&T	AT&T	CenturyLink	AT&T	AT&T	US Gov’t	AT&T		SoftBank	Level 3		AT&T		AT&T
					Verizon	AT&T								Verizon
														SoftBank

Top 5 Customers as % of Revenue	42%	39%	43%	36%	47%	50%	48%		45%	41%		54%		66%

Number of Total Customers**	612		580	560	539	541			504	403		123		117

Number of New Customers**	173	670	146	171	190	163	230		180	40		6		4
Number of New Customers** with SBC/DSC Content	161	552	122	131	161	138		*	130		*		*		*

* Not historically provided.

** Customer Count reflects end customer and excludes customers with maintenance only revenue of less than $5k on a quarterly basis.